INDOOR HARVEST

HOUSTON, TEXAS


MD Anderson Cancer Center

2017 REORGANIZATION DECK

FORWARD LOOKING STATEMENTS

This release contains certain "forward-looking statements" relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as "estimates," "believes," "anticipates," "intends," expects" and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest's current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

The Transaction

Since 2011, Indoor Harvest Corp has invested over $3 million into developing and commercializing advanced cultivation technologies. Our High Pressure Aeroponic platform serves the cannabis industry and additional hardware serves our broader agriculture and produce clients. Management believes separating these two assets will bring increased long term value to shareholders.

On January 3rd of 2017, we announced our proposition to undertake this effort.

The proposal is to combine Indoor Harvest's cannabis assets with Alamo CBD, a Company seeking to become a federally legal producer of cannabis under the Controlled Substance Act. The transaction would also include the spin-off of the Company's agriculture related assets operating in the Vertical Farming space.



University of Arizona Install

New DEA Policy Statement

On August 12, 2016, the DEA and the DOJ issued a new policy statement setting the conditions to allow a limited number of cannabis producers to become registered under the Controlled Substance Act. There were three key conditions as follows:

- Applicant must have experience handling a controlled substance
- Applicant must be involved in federally approved cannabis research
- Applicant to show an ability to "augment" the nations supply of cannabis for legitimate research purposes

The DEA also stated that applicants who are currently producing cannabis under state law, that violations of the Controlled Substance Act would “weigh heavily against granting registration.”


Tweed Cannabis
Pilot

The Combination

The combination of Indoor Harvest and Alamo CBD is being undertaken to create a cannabis pharmaceutical group. Alamo CBD has entered into an agreement with Vyripharm Enterprises, to form a Joint Venture for pharmaceutical cannabinoids research. The combination of Alamo CBD, Indoor Harvest and a Joint Venture with Vyripharm provides the necessary conditions for Alamo CBD to apply to become a federally legal registered producer of cannabis under the Controlled Substance Act.

In addition, Alamo CBD is preparing to seek a license under the Texas Compassionate Use Act , to produce and dispense CBD products in the State of Texas to treat patients with intractable epilepsy. Alamo is also considering to seek a license in Colorado under Amendment 64.


MITCityFarm
Installation

The Plan

- Indoor Harvest will be required to extinguish all debts and to provide additional capital for closing activities involved with a senior exchange listing.

- Indoor Harvest shareholders would retain 40% and Alamo CBD shareholders would be given 60% ownership in the resulting combination of the two Companies.

- Indoor Harvest will spin-off its agriculture related assets into a new, separate Company and will retain rights to use the Indoor Harvest trademark. Only shareholders of record prior to the combination with Alamo will be eligible for the spin-off dividend. Alamo shareholders will not receive the spin-off dividend.



Made in America

Plan Diagram


(INQD)
Parent Company
INDOOR
HARVEST
Texas Compassionate
Use Act
DEA
Registered
Producer
INDOOR
HARVEST
AlamoCBD.com
VYRIPHARM
BIOPHARMACEUTICALS
Vertical Farm
Spin-Off
Dividend
(Produce, Construction Assets)
Combination
With Alamo
40% Ownership IHC
(Cannabis Technology Assets)
Joint Venture
$3M for 15% Revenue
Stream from JV
(Pharma Group)

The Joint Venture BioPharma

Vyripharm's patented technology platforms (Comprehensive Medical Cannabis Testing & Precision Medicine) would be combined with Alamo CBD's innovative cannabis oil extraction process and Indoor Harvest's patent pending aeroponic system to create the industry's first vertically integrated medical cannabis group capable of delivering cannabinoid targeted therapeutics and personalized medicine for patients.

Alamo CBD is expected to invest $3 million for a 15% revenue stake in the Joint Venture. Under the Joint Venture Alamo CBD would develop and produce medical cannabis oils with specific chemical profiles for Vyripharm's research and patient treatments. Alamo CBD would also be provided profit sharing with Vyripharm.


Tweed Cannabis
Pilot

VYRIPHARM
BIOPHARMACEUTICALS

Vyripharm is an operating biopharmaceutical company with a goal of improving clinical management through diagnosis and treatment with botanicals, synthetic pharmaceuticals and drug delivery systems. Vyripharm holds patents for its In-Situ Hydrogel, N4 Technology and Oligosaccharide (Dual Agent) Technology in order to develop applications in combination with medical cannabinoids for nuclear imaging and treatment for neurologic disorders and cancers.

Vyripharm has entered into sponsored research agreements with its core platforms with the University of Texas Medical Branch Galveston, The University of Texas Health Science Center at Houston – Institute of Molecular Medicine Sponsored Research and The University of Texas M.D. Anderson Cancer Center. Additional agreements remain with the National Institute of Drug Abuse with pending agreements with Baylor College of Medicine and the VA Hospital in Houston, TX.


Tweed Cannabis
Pilot

VYRIPHARM
BIOPHARMACEUTICALS

Vyripharm's Molecular Imaging (Real time Diagnostics) agent provides a predictive assay to select the patient who will respond to therapy and allows for the measurement of the effectiveness of cannabis (medical) treatments in real time and to compare different variations of the full entourage effect.


Vyrgel Patch drug delivery
Nuclear Scan
Image of drug uptake & efficacy
Optimum dose recorded for personalization of treatment

Note: Vyripharm controls the license rights to three patents in the Precision Guided Therapy Space.


Aeroponic
Root Production
Cannabis

Intellectual Property

Manufacturing processes, or the plant production "recipes", impacts the chemical expression of cannabis (medical). These “recipes” can be matched to certain patient genetics and the process to produce these matched profiles can lead to potential new patents.

There is significant potential to build a portfolio of patented production processes to produce specific chemical profiles that could be matched to human genetics. Vyripharm's patented Precision Guided Therapy and real time feedback provides the tools to conduct this research and develop this intellectual property



Alamo CBD Precision Cultivation
Vyripharm Patient Treatments
Identify and Match Chemical Profiles to Humans
Build Database Chemical Profiles Predictive Analysis



Tweed Cannabis Pilot

Competitive Advantage

Vyripharm's medical cannabinoid targeted therapies using its patented testing, imaging and therapy systems, when combined with precision cultivation methods provided by Indoor Harvest, can provide an ability to treat patients using a novel endogenous cannabinoid molecular regulation route that takes advantage of the whole plant, whole person caregiver synergy (entourage effect)

Vyripharm's methods provide a competitive advantage over cannabis pharmaceutical groups who treat patients using isolated compound pharmacological dosages. In this situation, cannabis genetics are selected for their ability to produce THC and CBD and these extracted chemicals are isolated and compounded. This method does not take advantage of the whole plant, entourage effect, which ongoing research has shown to be more effective in certain patient treatments.


Skid
Manufacturing

Legal Cannabis Producer

In the United States, cannabis is a Schedule I drug under the Controlled Substance Act. Despite both recreational and medicinal cannabis being legalized under State law, cannabis remains illegal under Federal Law. There remains uncertainty as to the future legality and regulatory environment for cannabis production in the United States.

Indoor Harvest has developed patent pending sterile cultivation technology that has consistently proven its ability to "augment" the production of cultivars for research while reducing operating costs at commercial levels of cultivation. Platforms have been in use since 2013 at the Massachusetts Institute of Technology and since 2015 with Canopy Growth Corporation, the largest producer of cannabis under the Marijuana for Medical Purposes Regulations in Canada. The Joint Venture with Vyripharm, when combined with Indoor Harvest technology, would provide the necessary approved medical cannabis research associated with production by Alamo CBD, to apply to the DEA to become a registered producer, and thus legal under Federal Law.


Custom Systems
Pharmaceutical

Augmenting Cannabis

The DEA's Policy Statement stated applicants must provide, "written explanation of how they believe they would be able to augment the nation's supply of research grade marijuana within the meaning of subsection 823(a)(1)." Indoor Harvest has undertaken 5 years of R&D to commercialize its aeroponic biomanufacturing platform. The Company has conducted two technology pilots with cannabis and is preparing for an economic pilot for Q1 2017 with Canopy Growth Corporation to complete commercialization.

Our technology pilots showed up to a 150% increase in extractable biomass, a 70% reduction in fertilizer, a 50% increase in flower production and an ability to provide precision control over the cultivation of cannabis. Our method is 100% sterile and when combined with a controlled environment can produce numerous, repeatable, custom chemical profiles (the entourage effect).


Cannabis
Research

The Current State

Since 1968, the University of Mississippi, "Ole Miss", has been the only registered cannabis producer under the Controlled Substance Act for research and medical treatments. In early 2015, Ole Miss was awarded a $69 million contract by the Institute of Health "NIH" to ramp up production to 30,000 plants to meet growing demand. Under the agreement from NIH, Ole Miss is to construct a 12 acre outdoor facility and a 1,000 square foot, indoor facility.

Alamo CBD intends to submit a plan for a 17,500 square foot indoor facility using the most advanced technologies in vertical farming production (HPA), HVAC, LED lighting and automation. Using Indoor Harvest's patent pending aeroponic system, Alamo intends to provide a more consistent and higher quality supply of cannabis to the industry. The demand for high quality cannabis for research and pharmaceuticals is expected to grow exponentially over the coming decade.



Higher Quality Cannabis

The Spin-Off

Indoor Harvest intends to reorganize as a holding Company and form two subsidiaries in which assets will be divided based on agreements with Alamo CBD. The Company would then spin-off the subsidiary with the Company's agriculture, vertical farm and construction operations as a dividend to Indoor Harvest shareholders of record. The cannabis subsidiary would remain within the holding Company and the holding Company would acquire Alamo CBD. Indoor Harvest investors would get one dividend share for every share of common stock owned.

The spun-off Company would operate under the Indoor Harvest trademark and brand. Currently, the vertical farming group has a $30 million sales pipeline. The Company would operate privately until a more traditional IPO or buyout could be arranged.

Recently a peer Company operating in the Vertical Farming space, Green Sense Farms, raised $640K at a $57 million valuation on startengine.com.


Vertical Farming
Construction

The Vertical Farm Group

Indoor Harvest Corp has been a recognized brand in the vertical farming space since 2011. The Company was a major material sponsor of MITCityFarm (OpenAg) and has provided research platforms to the University of Arizona and Michigan State University. The Company has done collaborative R&D with Canopy Growth, illumitex and other groups in the Vertical Farming industry. The Company has provided consulting to several major brands in the Vertical Farming space.

The Company emerged from development stage in late 2015 and has generated approximately $225,000 in engineering and research platform sales. The Company is expecting revenue of $3.7M in the first quarter of 2017 and currently has a $30 million pipeline. The Company is one of the most recognized and leading Engineering, Procurement and Construction contractors in the Vertical Farming industry today. The Company is frequently listed in industry research reports for the Vertical Farming space.


Indoor Harvest
Vertical Farming
Systems

Market Opportunity

The proposed transaction provides Indoor Harvest shareholders exposure to two rapid growth industries, vertical farming and medical cannabis pharmaceuticals. Indoor Harvest has already established itself as a leading brand in the vertical farming space as an Engineering, Procurement and Construction contractor.

Vertical Farming

- $6.8 billion by 2022 with 28% CAGR

Medical Cannabis Biotech/Pharma

- $20 billion by 2020

Vertical Farming source: Research and Markets, "Global Vertical Farming Market Analysis and Forecast, 2016-2022".

Medical Cannabis Biotech/Pharma source: Viridian Capital Advisors


Precision
Cannabis
Cultivation

ProForma

The estimated proforma performance of Indoor Harvest and Alamo CBD. Projections based upon market assumptions which are subject to change.



Indoor Harvest Group
(Millions)
60
45
30
15
0
2017
2018
2019
Revenue
Expenses

Revenue generated through equipment sales, engineering, procurement and construction management of vertical and indoor farms. Currently $11.4M in signed construction agreements and a $30M combined sales pipeline



Alamo CBD Group
(Millions)
42
36
30
24
18
12
6
0
2017
2018
2019
Revenue
Expenses

Revenue generated through sales under the Texas Compassionate Use Act, direct sales to Vyripharm, revenue sharing with Vyripharm and sales to other researchers as a registered DEA producer of cannabis.



Two Rapid
Growth
Industries

The Teams

Indoor Harvest Corp

John Choo, CEO, Director
Chief strategist and executive leadership with over a decade leading national and international alliances and operations. Formerly managed business development for Tweed, Teknision and was a business analyst for Sitebrand.

Chad Sykes, CINO, Director
Founder of Indoor Harvest, designer and developer of the Company's aeroponic technology with a decade of experience in vertical farming and two decades experience in mechanical design. Former investor relations representative and military veteran serving two combat tours in Iraq.

John Zimmerman, PE, VP, Director
A Professional Engineer with 13 years experience as a project manager, business development manager and sales and marketing of HVAC systems. Previously with Brandt Companies, TDIndustries and PUE 1.0.

Paul Hardej, Director
Vertical farming pioneer, architect, food safety, brand development and real estate development. Formerly with FarmedHere, Colliers and currently VP Horticulture Lighting Turnkey Solutions for Illumitex.

Alamo CBD, LLC

Dr. Lang Coleman, CEO
Dr. Coleman is a clinical neuropsychologist that served in the United States Army from 1972 until his honorable discharge in 1994. After leaving the military, he was as a Professor of Psychology at St. Philip's College in San Antonio, Texas.

Benjamin Coleman
Mr. Coleman has owned a small home healthcare business for several years. Specifically handling dementia and stroke patients. He has years of experience as a horticulturalist.

Dr. Kyle Coleman
Dr. Coleman holds a doctorate in pharmacy as well as maintaining license's to practice pharmacy in several other states. He has experience in all aspects of pharmacy, from military to retail to his current position as an executive for a distance dispensing company.

Lon Coleman
Mr. Coleman holds a Bachelors degree in Microbiology and currently is co-owner of ColeSon Homes. He joined the United States Army and served as a combat helicopter pilot.

Cynthia Cortez, MA
Ms. Cortez is a Ph.D. candidate at New Mexico State University. She is presently an Assistant Professor of History and Humanities at St. Philip's College in San Antonio, Texas. Her expertise in Latino Culture, the Spanish language, and marketing will allow her to help Alamo CBD better serve the Spanish-speaking community.

Capital Restructuring

As of January 25, 2017, the Company has 16,263,352 shares of Common Stock issued and outstanding of which 7,290,672 are free trading. As part of the Company's restructuring plan and combination with Alamo, we have reached the following agreements:

- Chad Sykes, the founder of Indoor Harvest, has agreed to return to treasury for no consideration 2,500,000 shares of Common Stock prior to the close of the combination with Alamo, representing an increase of 800,000 shares from previous agreements.
- Series A investors have agreed to convert Preferred Stock into Common Stock at $0.30 a share instead of $0.08 a share, resulting in the issuance of 416,666 shares of Common Stock instead of 1,562,500 shares of Common Stock.
- The Company will be required to repay up to $650,000 in existing Convertible Notes, or seek conversion by the Note holders at $0.30 a share.

Based on the above and current discussions underway with investors, management is expecting the Company's total issued and outstanding shares to be approximately 17 million shares after restructuring. After combination with Alamo, it is expected the combined capital stock of Indoor Harvest and Alamo CBD will be approximately 42 million shares outstanding.


Construction

Peer Valuation

The cannabis (medical) pharmaceutical industry is a young industry. There are currently several publicly traded Companies conducting R&D and selling products using chemicals and compounds extracted from the cannabis plant or are attempting to synthesize similar chemicals and compounds. A summary of these Companies is provided below.

Company Name	Ticker	Exchange	Market Cap	Revenue 2015
Source: Yahoo Finance 1/18/2017				
Insy Therapeutics	INSY	NASDAQ	$765 Million	$330,797,000
GW Pharmaceuticals	GWPH	NASDAQ	$3.08 Billion	$43,231,000
Cara Therapeutics	CARA	NASDAQ	$319.5 Million	$3,803,000
Corbus Pharmaceuticals	CRBP	NASDAQ	$322.2 Million	$648,382
Zynerba Pharmaceuticals	ZYNE	NASDAQ	$222.7 Million	$278,900
OWC Pharmaceutical Research	OWCP	OTCQB	$89.8 Million	$0
**Indoor Harvest Corp/Alamo	INQD	OTCQB	**$21 Million	$89,200

** Is based on 42 million shares, the expected total capital stock after combination with Alamo CBD at $0.50 a share.


Leading
Cannabis
Science

Information & Contacts

Indoor Harvest Corp website: http://www.indoorharvest.com

Alamo CBD website: http://www.alamocbd.com

Vyripharm website: http://vyripharmbio.com

Indoor Harvest is a public company filing reports on the SEC EDGAR system. All persons reviewing this Deck should also consult the Company's SEC filings for complete information on the Company. Our SEC filings are available through our Company web site at the following link:

http://investors.indoorharvest.com/SEC-filings

Indoor Harvest Corp

John Choo, CEO
jchoo@indoorharvest.com

Chad Sykes, CINO
ccsykes@indoorharvest.com

Alamo CBD

Dr. Lang Coleman, CEO
lang@alamocbd.com

Vyripharm

Dr. Elias Jackson
elias@vyripharm.com

